As filed with the Securities and Exchange Commission on February 26, 2003

Registration No. 333-13136

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

UNILEVER N.V.
(Exact name of company as specified in its charter)

The Netherlands	Weena 455	None
(State or Other Jurisdiction of	3013 AL, Rotterdam	(I.R.S. Employer Identification No.)
Incorporation or Organization	The Netherlands
(Address of Principal Executive Offices)

UNILEVER PLC
(Exact name of company as specified in its charter)

ENGLAND	Unilever House	None
(State or Other Jurisdiction of	Black Friars	(I.R.S. Employer Identification No.)
Incorporation or Organization	London EC4P 4BQ, England
(Address of Principal Executive Offices)

UNILEVER NORTH AMERICA
2001 OMNIBUS STOCK PLAN
(Full title of Plan)

Ronald M. Soiefer
Senior Vice President and General Counsel
Unilever United States, inc.
390 Park Avenue
New York, New York 10022
(Name and address of agent for service)

(212) 688-6000
(Telephone number, including area code, of agent for service)

Copy of all communications to:
Robert J. Lichtenstein
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103-2921
(215) 963-5000

DEREGISTRATION OF UNSOLD SECURITIES

     The Registration Statement on Form S-8 (the “Registration Statement”) of Unilever PLC and Unilever N.V. pertaining to 809,585 Unilever PLC Ordinary Shares and 442,869 Unilever N.V. American Depositary Shares to which this Post-Effective Amendment No. 1 relates, became effective on February 6, 2001.

     In accordance with an undertaking made by Unilever PLC and Unilever N.V. in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Unilever PLC and Unilever N.V. hereby removes from registration the securities of Unilever PLC and Unilever N.V. registered but unsold under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 21, 2003.

UNILEVER, PLC

By:	/s/ Niall FitzGerald

Niall FitzGerald KBE
Chairman

UNILEVER, N.V.

By:	/s/ Antony Burgmans

Antony Burgmans
Chairman

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated as of February 21, 2003.

Signature	Capacity

/s/ Niall FitzGerald

Niall FitzGerald KBE	Chairman, Unilever PLC

/s/ Antony Burgmans

Antony Burgmans	Chairman, Unilever N.V.

/s/ Rudy Markham

Rudy Markham	(Chief Financial Officer)

/s/ Jeffrey W. Allgrove

Jeffrey W. Allgrove	(Principal Accounting Officer)